UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2026

POLAR POWER, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37960	33-0479020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

249 E. Gardena Boulevard, Gardena, California 90248

(Address of Principal Executive Offices) (Zip Code)

(310) 830-9153

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	POLA	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into of a Material Definitive Agreement.

As previously disclosed, on June 30, 2026, Polar Power, Inc. (the “Company”) issued to Mayers Ventures LLC, a limited liability company organized and existing under the laws of Nevada (“Mayers”), a convertible promissory note in the aggregate principal amount of $275,000 (the “Note”).

On July 21, 2026, the Company entered into a series of agreements with LU2 Holdings LLC (the “Investor”) and/or Mayers as follows:

Securities Purchase Agreement - Convertible Preferred Stock

The Company and the Investor entered into a Securities Purchase Agreement for series A convertible preferred stock (the “Preferred SPA”).

In connection with the Preferred SPA, the Company established a series of the Company’s preferred stock, par value $0.0001 per share, which is designated as “Series A Convertible Preferred Stock,” having a stated value of $1,000 per share with 25,000 shares reserved for issuance (the “Convertible Preferred”). Pursuant to the certificate of designation of preferences, rights and limitations of Series A Convertible Preferred Stock (the “COD”), the Convertible Preferred will bear a dividend, which will accrue monthly at a rate of 10% per annum, and will be convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at the Market Conversion Price (such shares the “Preferred Conversion Shares”). The Market Conversion Price will be equal to 90% of the lowest VWAP over the seven consecutive trading days immediately preceding the applicable conversion date, but not less than the floor price.

Pursuant to the Preferred SPA, the Company (1) will issue and sell to the Investor, and the Investor will purchase from the Company, up to $500,000 in stated value of Series A Convertible Preferred Stock (the “Preferred Shares”) at a purchase price of $450,000 (or 90% of that stated value); and (2) will issue to the Investor warrants to purchase shares of Common Stock, as described below.

Pursuant to the Preferred SPA, the Company agreed to issue common stock purchase warrants (the “Warrants”) to the Investor, entitling them to purchase, at an exercise price initially equal to the closing price of the Common Stock on the trading day immediately prior to the closing (but subject to adjustment as set forth in the Warrants), a number of shares of Common Stock equal to 50% of the stated value of the Preferred Shares, divided by the exercise price of the Warrants. The Company also agreed to issue Warrants to Mayers to purchase a number of shares of Common Stock equal to the principal amount of the Note divided by the exercise price of the Warrants, with the exercise price equal to $1.64 (the closing price of the Common Stock on the trading day immediately prior to the closing of the sale of the Note).

On July 21, 2026, the Company issued 500 Preferred Shares and Warrants to purchase 150,915 shares of Common Stock (the “Warrant Shares”) to the Investor. The Company also issued Warrants to purchase 83,841 Warrant Shares to Mayers.

The foregoing summary of the Preferred SPA, the COD, the Warrants issued to the Investor and the Warrants issued to Mayers does not purport to be complete and is qualified in its entirety by the full text of the Preferred SPA, the COD, the Warrants issued to the Investor, and the Warrant issued to Mayers, which are filed, respectively as Exhibits 10.1, 3.1, 10.2 and 10.3 to this Current Report, which are incorporated by reference herein.

Registration Rights Agreement

The Company and the Investor entered into a Registration Rights Agreement (the “RRA”), pursuant to which the Company agreed to file one or more registration statement(s) to register the Note Shares, the Preferred Conversion Shares and the Warrant Shares, and use its reasonable best efforts to have the registration statement(s) declared effective by the Securities and Exchange Commission as soon as practicable, but in no event later than the effectiveness deadline in the RRA.

The foregoing summary of the RRA does not purport to be complete and is qualified in its entirety by the full text of the RRA which is filed as Exhibit 10.4 to this Current Report, which is incorporated herein by reference.

Amendments

The Company and Mayers entered into a Consent, Acknowledgment and First Amendment to Convertible Promissory Note (the “Amendment to Mayers Note”), pursuant to which the definition of Prohibited Transaction now excludes the establishment, entry into, maintenance of, or sales pursuant to an equity line of credit (ELOC), at-the-market offering program (ATM), or any similar equity distribution or equity purchase facility, including any related purchase agreement, sales agreement, registration statement, prospectus supplement, or other documentation. As the consideration: (a) Mayers’ right to designate and appoint a member of the Company’s board of directors shall continue for so long as any principal amount of the Note remains outstanding and shall automatically terminate upon repayment of the Note in full, consistent with Section 4.9 of the Note; and (b) Mayers shall have the right to require that the Company apply no less than 10% of the proceeds received under the ELOC to repayment of this Note, if Mayers so chooses.

The Company and LU2 entered into a Consent, Waiver and First Amendment (the “Amendment to Preferred SPA”), pursuant to which the definition of Exempt Issuance is expanded to include certain permitted facilities and certain permitted facilities are excluded from variable rate transaction prohibitions, among other matters.

The foregoing summary of the Amendment to Mayers Note and the Amendment to Preferred SPA does not purport to be complete and is qualified in its entirety by the full text of the Amendment to Mayers Note and the Amendment to Preferred SPA which are filed as Exhibits 10.5 and 10.6 to this Current Report, which are incorporated herein by reference.

Business Consultant Agreement

On July 21, 2026, the Company and the Investor also entered into a Business Consultant Agreement (the “Consultant Agreement”), pursuant to which the Investor agreed to provide certain strategic advisory services to the Company, expressly excluding any capital-raising, securities brokerage, or placement-agent activities. As consideration, the Company agreed to pay the Investor a cash fee of $100,000 and to issue to the Investor restricted shares of Common Stock having an aggregate value of $50,000 (with the number of shares determined by reference to the volume-weighted average price of the Common Stock over the five consecutive trading days immediately preceding the date of grant), subject to approval by the Company’s board of directors and grant under a stockholder-approved equity incentive plan of the Company. The foregoing summary of the Consultant Agreement does not purport to be complete and is qualified in its entirety by the full text of the Consultant Agreement, which is filed as Exhibit 10.7 to this Current Report, which is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on October 6, 2025, the Company entered into an ATM sales agreement (the “Sales Agreement”) with ThinkEquity LLC (the “Sales Agent”), pursuant to which the Company may offer and sell, from time to time through the Sales Agent, shares of the Company’s Common Stock, up to a maximum amount as set forth in the Sales Agreement, subject to the terms and conditions of the Sales Agreement.

On July 23, 2026, the Company delivered a written notice terminating the Sales Agreement to the Sales Agent.  The termination of the Sales Agreement was effective July 23, 2026, as acknowledged by the Sales Agent. No termination fee or penalty is payable by the Company in connection with such termination.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures contained in Item 1.01 of this Current Report are incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures contained in Item 1.01 of this Current Report are incorporated by reference in this Item 3.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, on July 10, 2026, the Company filed the COD with the Secretary of State of the State of Delaware, setting forth the terms of the Preferred Shares. The COD contains a drafting error in the definition of “Market Conversion Price” in section 1. As filed, that definition anchors the applicable seven consecutive Trading Day VWAP measurement period to “the lowest of the share price as of” three specified dates, which does not reflect the agreement of the parties.

On July 24, 2026, pursuant to Section 103(f) of the Delaware General Corporation Law, the Company filed a Certificate of Correction with the Secretary of State of the State of Delaware to correct the definition of “Market Conversion Price” in section 1 to provide that the Market Conversion Price is equal to 90% of the lowest VWAP for the seven consecutive Trading Days immediately preceding the applicable Conversion Notice Date, but not less than the Floor Price. The Certificate of Correction was effective as of the original filing date of the Certificate of Designation.

That summary of the Certificate of Correction does not purport to be complete and is qualified in its entirety by the full text of the Certificate of Correction which is filed as Exhibit 3.1 to this Current Report, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Correction of the Certificate of Designations, Rights and Limitations of Series A Convertible Preferred Stock of Polar Power, Inc.
10.1	Securities Purchase Agreement for Series A Convertible Preferred Stock dated July 21, 2026, by and among Polar Power, Inc. and LU2 Holdings LLC.
10.2	Common Stock Purchase Warrants issued to LU2 Holdings LLC.
10.3	Common Stock Purchase Warrant issued to Mayers Ventures LLC.
10.4	Registration Rights Agreement, dated July 21, 2026, by and among Polar Power, Inc. and LU2 Holdings LLC.
10.5	Consent, Acknowledgment and First Amendment to Convertible Promissory Note, dated July 21, 2026, by and among Polar Power, Inc. and Mayers Ventures LLC.
10.6	Consent, Waiver and First Amendment, dated July 21, 2026, by and among Polar Power, Inc. and LU2 Holdings LLC.
10.7	Business Consultant Agreement, dated July 21, 2026, by and among Polar Power, Inc. and LU2 Holdings LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2026

POLAR POWER, INC.

By:	/s/ Arthur D. Sams
Arthur D. Sams President, Chief Executive Officer and Secretary